independent member
BKR
INTERNATIONAL

יראל + שותפים
YAREL + PARTNERS
CPA (ISR.) רואי חשבון

February 13, 2013

The Securities and Exchange Commission

Dear Sirs,

Re: Progaming Inc.

We have received a copy of ITEM 4.01 and we are in agreement with the statements being made by Progaming Inc. in Item 4.01 of its Form 8-K, captioned "Changes in Registrant's Certifying Accountant."

Yarel + Partners

Best regards,

Yarel + Partners CPA's

1 Nirim St. TEL-AVIV 67060 ISRAEL • 67060 רח' נירים 1 תל-אביב
FAX. 972-3-6883808 פקס: • TEL. 972-3-6883380 טל: